Calculation of Filing Fee Tables
S-8
Liberty Media Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Series B Liberty Formula One common stock, par value of $0.01 per share, available for new award grants under the Registrant's 2022 Omnibus Incentive Plan	Other	400,000	$ 90.00	$ 36,000,000.00	0.0001381	$ 4,971.60
2	Equity	Series C Liberty Formula One common stock, par value of $0.01 per share, available for new award grants under the Registrant's 2022 Omnibus Incentive Plan	Other	2,000,000	$ 96.82	$ 193,640,000.00	0.0001381	$ 26,741.68
3	Equity	Series A Liberty Live common stock, par value of $0.01 per share, available for new award grants under the Registrant's 2022 Omnibus Incentive Plan	Other	100,000	$ 76.25	$ 7,625,000.00	0.0001381	$ 1,053.01
Total Offering Amounts:						$ 237,265,000.00		$ 32,766.29
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 32,766.29
Offering Note
[1]	1.a This Registration Statement covers, in addition to the number of shares of Liberty Media Corporation, a Delaware corporation (the "Registrant"), common stock, par value $0.01 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Liberty Media Corporation 2022 Omnibus Incentive Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. For purposes of this Registration Statement, "Common Stock" includes (i) Series B and Series C of the Liberty Formula One common stock of the Registrant, and (ii) Series A of the Liberty Live common stock of the Registrant. 1.b Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the applicable series of the Registrant's common stock on November 19, 2025, in accordance with Rule 457(c) of the Securities Act. 1.c The registration fee has been calculated in accordance with Rule 457(h) and Rule 457(c) promulgated under the Securities Act.

[2]	Refer to footnote 1.a, 1.b and 1.c.

[3]	Refer to footnote 1.a, 1.b, and 1.c.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A